As filed with the Securities and Exchange Commission on August 3, 2021

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ABVC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	5084	26-0014658
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

44370 Old Warm Springs Blvd.,

Fremont, CA 94538

(510) 668-0881

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Howard Doong

Chief Executive Officer

44370 Old Warm Springs Blvd.,

Fremont, CA 94538

(510)-668-0881- telephone

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Louis Taubman, Esq.	Ross D. Carmel, Esq.
Joan Wu, Esq.	Jeffrey P. Wofford, Esq.
Hunter Taubman Fischer & Li LLC	Carmel, Milazzo & Feil
800 Third Avenue, Suite 2800	55 West 39th Street, 18th Floor
New York, New York 10022	New York, New York 10018
(917) 512-0827- telephone	Telephone: (212) 658-0458
Louis Taubman, Esq.

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-255112

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)(3)	Amount of Registration Fee
Units (4)	$718,750.00	$78.42
Common Stock included in the Units, par value $0.001 per share (5)	—	—
Warrants to purchase common stock (5)	—	—
Common Stock issuable upon exercise of the Series A Warrants, which are included in the Units	$724,500 .00	$79.04
Common Stock issuable upon exercise of the Series B Warrants, which are included in the Units	$1,150,000.00	$125.47
Representative’s Warrants (6)	—	—
Common Stock underlying Representative’s Warrants (6)	$31,250.00	$3.41
Total	$2,624,500.00(7)	$286.34

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on an estimate of the proposed maximum aggregate offering price.
(2)	In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits or stock dividends which occur during this continuous offering.
(3)	Includes the price of additional shares of common stock and warrants to purchase common stock that the underwriters have the option to purchase to cover over-allotments, if any, within 45 days after the date of this prospectus.
(4)	Each Unit includes (i) one share of common stock, (ii) one Series A Warrant and (iii) one Series B Warrant.
(5)	Included in the price of the units. No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.
(6)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have calculated the proposed maximum aggregate offering price of the common stock underlying the underwriter’s warrants by assuming that such warrants are exercisable at a price per share equal to 100% of the public offering price of the common stock in the Units sold in this offering, and that the number of shares of common stock underlying the underwriter’s warrants equal to five percent (5%) of the number of the common stock in the Units offered in this offering.
(7)

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder represents no more than 20% of the securities initially registered pursuant to Registration Statement No. 333-255112. A total of 3,500,000 shares of common stock were registered under Registration Statement No. 333-255112. In no event will the aggregate amount of all securities issued by the registrant pursuant to this Registration Statement and Registration Statement No. 333-255112 exceed 4,200,000.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b), promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-255112) initially filed by ABVC BioPharma, Inc. (the “Company”) with the United States Securities and Exchange Commission (the “Commission”) on April 8, 2021, which was declared effective by the Commission on August 2, 2021, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of U.S. Counsel, Hunter Taubman Fischer & Li, LLC validity of the ordinary shares being registered
23.1	Consent of KCCW Accountancy Corp, an independent registered public accounting firm
23.2	Consent of Hunter Taubman Fischer & Li, LLC (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Taipei on August 3, 2021.

ABVC BioPharma, Inc.

By:	/s/ Howard Doong
Name:	Howard Doong
Title:	Chief Executive Officer

ABVC BioPharma, Inc.

By:	/s/ Chihliang An
Name:	Chihliang An
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard Doong as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Howard Doong	President and Chief Executive Officer	August 3, 2021
Howard Doong	(Principal Executive Officer)

/s/ Chihliang An	Chief Financial Officer	August 3, 2021
Chihliang An	(Principal Financial and Accounting Officer)

/s/ Eugene Jiang	Chairman of the Board of Directors and	August 3, 2021
Eugene Jiang	Chief Business Officer

/s/ Tsang Ming Jiang	Director	August 3, 2021
Tsang Ming Jiang

/s/ Ming-Fong Wu	Director	August 3, 2021
Ming-Fong Wu

/s/ Yen-Hsin Chou	Director	August 3, 2021
Yen-Hsin Chou

/s/ Norimi Sakamoto	Director	August 3, 2021
Norimi Sakamoto

/s/ Tsung-Shann Jiang	Chief Strategy Officer and Director	August 3, 2021
Tsung-Shann Jiang

/s/ Chang-Jen Jiang		August 3, 2021
Chang-Jen Jiang	Director

/s/ Shin-Yu Miao		August 3, 2021
Shin-Yu Miao	Director

/s/ Yoshinobu Odaira		August 3, 2021
Yoshinobu Odaira	Director

/s/ Shih-Chen Tzeng		August 3, 2021
Shih-Chen Tzeng	Director

/s/ Hwalin Lee		August 3, 2021
Hwalin Lee	Director

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